Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$229,226,719
Unrealized Gain (Loss) on Market Value of Commodity Futures	8,324,480
Dividend Income	3,939
Interest Income	149,533
ETF Transaction Fees	27,000
Total Income (Loss)	$237,731,671

Expenses
General Partner Management Fees	$1,342,767
Professional Fees	246,475
Brokerage Commissions	111,596
Directors' Fees and insurance	31,093
NYMEX License Fee	44,759
SEC & FINRA Registration Expense	325,500
Total Expenses	$2,102,190
Net Income (Loss)	$235,629,481

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/21	$3,625,217,746
Additions (1,000,000 Shares)	35,306,732
Withdrawals (19,400,000 Shares)	(685,727,096)
Net Income (Loss)	235,629,481

Net Asset Value End of Month	$3,210,426,863
Net Asset Value Per Share (91,223,603 Shares)	$35.19

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596